EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                            WINTRUST CAPITAL TRUST VI


         This certificate of trust of Wintrust Capital Trust VI (the "Trust"), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and David L. Stoehr, an individual, as trustees, to form a Delaware statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1. The name of the Delaware statutory trust formed hereby is Wintrust Capital Trust VI.

2. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
         Corporate Trust Administration.

3. This Certificate of Trust shall be effective upon the filing of this Certificate.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                       Wilmington Trust Company, as trustee




                                       By:  /s/ Kristin Long
                                            ------------------------------------
                                            Name: Kristin Long
                                            Title: Financial Services Officer


                                       /s/David L. Stoehr
                                       -----------------------------, as trustee
                                       Name:  David L. Stoehr